SECURITIES PURCHASE AGREEMENT


This SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of June 1st , 2006, by and among Alfred Nutt and Nigel Johnson (the "Sellers") and the individuals and entities listed on Exhibit A hereto as Purchasers (the "Purchasers"). In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Sale of Shares.

1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1) the Sellers will sell to each of the Purchasers, and each of the Purchasers will purchase, the number of Arch Management Services inc. (the "Company") shares of common stock (the "Common Stock"), set forth opposite such Purchaser's name on Exhibit A, for the purchase price per share indicated on such Exhibit A (the "Purchase Price"). The shares of Common Stock sold under this Agreement are referred to as the "Shares."

2. Closing.

2.1 The Closing. The closing (the "Closing") of the sale and purchase of the Shares under this Agreement shall take place at the offices of the Company or via electronic exchange of documents and faxed signatures which shall be deemed to be effective as of the date of this Agreement (the "Closing Date"). At the
Closing:

            (i) The Company shall order and cause to be delivered to each of the Purchasers a certificate for the number of Shares set forth opposite such Purchaser's name on Exhibit A, registered in the name of such Purchaser; and

            (ii) Each Purchaser shall pay by wire transfer of immediately available funds or other method acceptable to the Sellers, the aggregate Purchase Price for the number of Shares such purchaser is purchasing hereunder.

3. Representations and Warranties of the Sellers. The Sellers hereby represents and warrants to each Purchaser that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement and at Closing.

3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company has at all times complied with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of, any such provision.

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3.2 Authority for Agreement; No Conflict. The execution, delivery and performance by the Sellers of this Agreement, and the consummation by the Sellers of the transactions contemplated hereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Sellers and constitutes valid and binding obligations of the Sellers enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance with its provisions will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require any filing with, or any permit, order, authorization, consent or approval of, any United States court, arbitrational tribunal, administrative agency or commission or other United States governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a "Governmental Entity").

3.3 Governmental Consents. Based in part on the representations and warranties of the Purchasers set forth in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Shares or the other transactions contemplated by this Agreement (other than filings required under the Exchange Act). In reliance on the representations and warranties made by each of the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable United States federal and state securities laws.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that the statements contained in this
Section 4 are complete and accurate as of the date of this Agreement and at Closing.

4.1 Authorization; Enforceability.

Such Purchaser has the full power and authority to enter into this Agreement and to perform his, her or its obligations thereunder. If such Purchaser is an entity, such Purchaser has taken all corporate, partnership, limited liability, trust or similar action necessary to authorize its execution and delivery of this Agreement. This Agreement have been duly executed and delivered by such Purchaser and, assuming the due authorization, execution, and delivery by the Company and the other Purchasers, constitutes his, her or its valid and binding obligation, enforceable in accordance with the terms of this Agreement, subject to applicable bankruptcy, reorganization, insolvency, and similar laws affecting creditors' rights generally and to general principles of equity.

4.2 No Conflict.

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                          Securities Purchase Agreement
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The execution and delivery of this Agreement by such Purchaser and the performance of his, her or its obligations thereunder will not (i) if such Purchaser is an entity, violate or conflict with any provision of its organizational documents, (ii) violate, conflict with, or give rise to any right of termination, cancellation, or acceleration under any material agreement or instrument to which such Purchaser is a party, or by which he, it, or any of his, her or its assets is bound, (iii) result in the imposition of any lien on any Shares held by such Purchaser, (iv) violate or conflict with any applicable laws, or (v) require any consent, approval or other action of, notice to, or filing with any entity or person (governmental or private) other than the filing of a Form 3 or a Schedule 13D if necessary in accordance with the Rules and Regulations promulgated under the Exchange Act.

4.3 Investment Representations and Warranties. Each Purchaser hereby represents and warrants to the Company the following:

      (a) Such Purchaser will acquire the Shares to be purchased by him, her or it for his, her or its own account, for investment and not with a view to the distribution thereof, nor with any present intention of distributing the same.

      (b) Such Purchaser understands that the Shares to be purchased by him, her or it: (i) will not be registered under the Securities Act or the securities laws of any state, by reason of their issuance in a transaction exempt from the registration or qualification requirements of the Securities Act (defined below) or such securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein, and (ii) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

      (c) The Purchaser is an "accredited investor," as defined in Rule 501 (the provisions of which are known to such Purchaser) promulgated under the United States Securities Act of 1933, as amended (the "Securities Act").

      (d) The Purchaser understands the Company has made no assurance that a public market for the Shares or any other class or series of Company capital stock will exist in the future.

      (e) Based on such Purchaser's knowledge, experience and skill in evaluating and investing in securities derived from actual participation in financial, investment and business matters, such Purchaser is capable of evaluating the merits and risks of an investment in the Shares and the suitability of the Shares as an investment for such Purchaser.

      (f) The Purchaser has had an opportunity to discuss the business, management and financial affairs of the Company and the terms and conditions of an investment in the Shares with, and has had access to, the management of the Company.

      (g) The Purchaser is aware that no guarantees have been or can be made respecting the future value, if any, of the Shares or the profitability or success of the business of the Company.

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                          Securities Purchase Agreement
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4.4 Brokers and Finders. No person or entity acting on behalf or under the authority of such Purchaser is or will be entitled to any broker's, finder's, or similar fee or commission in connection with the transactions contemplated hereby.

4.5 Regulation S Representations.

      (a) The Purchaser acknowledges and agrees that the Company shall, and shall instruct its transfer agent to, refuse to register any transfer of the Common Stock issued hereunder not made in accordance with the provisions of Regulation S, pursuant to registration under Securities Act or pursuant to an available exemption from registration.

      (b) The Purchaser understands and acknowledges that the Shares have not been registered under the Securities Act and are being offered in reliance upon the exemptions provided in Regulation S of the Securities Act and the Rules and Regulations adopted thereunder. Accordingly, the Shares may not be offered or sold in the U.S. or to U.S. persons (as such term is used in Regulation S) unless the securities are registered under the Securities Act, or an exemption for the regulation requirements is available. Furthermore, hedging transactions involving the Shares may not be conducted unless in compliance with the Securities Act. The Purchaser makes the following representations and warranties to the Company with the intent that the same may be relied upon in determining the suitability of the Purchaser as a purchaser of securities:

      (c) The Purchaser did not receive the offer for the Shares (the "Offer"), nor was he, she or it solicited to purchase the Shares, in the United States; that this Agreement has not been executed or delivered by the Purchaser in the United States, and neither the Purchaser nor any person acting on behalf of the Purchaser has engaged, directly or indirectly, in any negotiations with respect to the Offer or this Agreement in the United States;

      (d) The Purchaser is not a U.S. person (i.e., (i) not an individual resident in the U.S.; (ii) a partnership or corporation organized or incorporated in the United States; (iii) an estate of which any executor or administrator is a U.S. person; (iv) a trust of which any trustee is a U.S. person; (v) a dealer holding an account for a customer; (vi) an agency or branch of a foreign entity located in the U.S.; or (vii) a partnership or corporation
(A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act and is not acquiring the Shares for the account or benefit of a U.S. person;

      (e) The Purchaser is not purchasing the Shares as a result of or subsequent to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or other publication or broadcast over television or radio in the U.S.; (ii) any promotional seminar or meeting in the U.S., or (iii) any solicitation by a person not previously known to him or it in connection with investments in securities generally; and

      (f) The Shares have not been registered under the Securities Act or under any state securities laws and that the Purchaser agrees to transfer his, her or its Shares in the U.S. or to, or for the account or benefit of, U.S. persons only if (i) the Shares are duly registered under the Securities Act and all applicable state securities laws; or (ii) there is an exemption from registration under the Securities Act, including any exemption from the registration requirements of the Securities Act which may be available pursuant to Rule 903 or Rule 904 under Regulation S, and all applicable state securities laws; that prior to any such transfer the Company may require, as a condition affecting a transfer of the Shares, an opinion of counsel in form and substance satisfactory to the Company as to the registration or exemption therefrom under the Securities Act and applicable state securities laws; that the Company is under no obligation to register the Shares under the Securities Act or any applicable state securities laws on its or his or her behalf or to assist it or him or her in complying with any exemption from such registration;

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                          Securities Purchase Agreement
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      (g) Except as distributed by Purchaser in accordance with the requirements and provisions of Rule 903 of Regulation S (i.e., the Shares may be allocated and distributed to Purchaser's managed accounts so long as such distribution is made by Purchaser in the manner specified by Rule 903), the Shares will be acquired solely for the account of the Purchaser, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares.

      (h) The Purchaser agrees not to sell, pledge, transfer, dispose of, or otherwise deal with or engage in hedging transactions involving, his or her Shares or any portion thereof except as otherwise permitted herein, unless and until counsel for the Company shall have determined that the intended disposition or action is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

      (i) The Purchasers jurisdiction of residence as set forth on the signature page hereto is true and correct.

      (j) The Purchaser hereby states that he/she is acquainted with the requirements of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations issued thereunder. The Purchaser understands that, as a result of its acquisition of Shares, and in order to comply with Section 13(d) and the rules and regulations issued thereunder, Purchaser may be required to file a Schedule 13D and hereby agrees to make such filing if so required.

5. Transfer of Shares.

5.1 Restricted Shares. "Restricted Shares" means (a) the Shares and (b) any other shares of capital stock of the Company issued in respect of such shares (as a result of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Restricted Shares shall cease to be Restricted Shares (x) upon any sale pursuant to a registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (y) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

5.2 Transfers. Restricted Shares shall not be sold or transferred unless either
(i) they first shall have been registered under the Securities Act, or (ii) such sale or transfer is exempt from the registration requirements of the Securities Act.

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                          Securities Purchase Agreement
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5.3 Legend. Each certificate representing Restricted Shares shall bear a legend substantially in the following form:

      THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SHARES EVIDENCED HEREBY EXCEPT (A) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S OR (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS OR, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO ARCH MANAGEMENT SERVICES INC. THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS ARCH MANAGEMENT SERVICES INC. OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES EVIDENCED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

The foregoing legend shall be removed from the certificates representing any Restricted Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

6. Miscellaneous.

6.1 Exchange Act Filings. As soon as practicable after the Closing, the Company will make all finings with the U.S. Securities and Exchange Commission as required under the Exchange Act in connection with the transactions contemplated by this Agreement and the Purchasers hereby consent to all disclosures required thereunder in respect of such filings as determined by the Company in its sole discretion.

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                          Securities Purchase Agreement
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6.2 Successors and Assigns. This Agreement, and the rights and obligations of each Purchaser hereunder, may be assigned by such Purchaser to (a) any person or entity to which Shares are transferred by such Purchaser, or (b) to any to any affiliate, partner, member, stockholder or subsidiary of such Purchaser, and, in each case, such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement. The Company may not assign its rights under this Agreement.

6.3 Severability; Survival. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The representations and warranties of the Company and the Purchasers shall survive the execution and delivery hereof and the Closing.

6.4 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Purchaser shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of laws provisions).

6.6 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

      If to the Company, at the address of record as on file with the U.S. Securities and Exchange Commission or at such other address as may have been furnished in writing by the Company to the other parties hereto; or

      If to a Purchaser, at the address set forth below or at such other address as may have been furnished in writing by such Purchaser to the other parties hereto.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

6.7 Complete Agreement. This Agreement (including its Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

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                          Securities Purchase Agreement
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6.8 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.9 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with respect to all parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of the Shares then held by all Purchasers. The Company shall give prompt written notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 6.9 shall be binding on all parties hereto, even if they do not execute such consent; provided, that any amendment, termination or waiver of any provision of this Agreement that does not affect all Purchasers in the same way shall require the prior written consent of all Purchasers who would be subject to such disparate treatment. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.10 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.11 Validity of Representations. The Company offer and sale of the Shares has been conditioned on exemptions from registration based upon the validity of the representations, warranties and covenants of each Purchaser. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any inaccuracy in or breach of the representations, warranties or covenants made by such Purchaser herein. The agreement hereby with each Purchaser is deemed to be a separate agreement, and the sale of Shares to each such Purchaser is a separate sale.

6.12 Section Headings and References; Construction. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.13 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.


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                          Securities Purchase Agreement
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representative of the date first above written.

SELLERS:


By: /s/ Nigel Johnson                        By: /s/ Alfred Nutt
    -----------------------------------          -------------------------------
    Nigel Johnson                                    Alfred Nutt


PURCHASERS:

    CAPEX INVESTMENTS LIMITED                FIDUCIE CHEVRETTE


By: /s/ Robert Clarke                        By: /s/ Guy Chevrette
    -----------------------------------          -------------------------------
    Robert Clarke, President                     Guy Chevrette, Trustee


    SUN RICH INVESTMENTS LIMITED


By: /s/ James Pak Leung Chiu
    -----------------------------------
    James Pak Leung Chiu, President


By: /s/ Gaetan Leonard
    -----------------------------------
    Gaetan Leonard


By: /s/ Lai Ying Cheung
    -----------------------------------
    Lai Ying Cheung


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                                    EXHIBIT A

     Price Per Share: 0.01667
------------------------------ ------------------------- ------------------------ --------------------------------------
            BUYER                       SHARES                    PAID                           ADDRESS
------------------------------ ------------------------- ------------------------ --------------------------------------
      Fiducie Chevrette                600,000                10,002.00 USD       760 Tait
                                                                                  Saint-Laurent, Quebec
                                                                                  Canada
                                                                                  H4M 2K9
------------------------------ ------------------------- ------------------------ --------------------------------------
                                                                                  40 Saturn
        Gaetan Leonard                 300,000                 5,001.00 USD       Dollard-Des-Ormeaux, Quebec, Canada
                                                                                  H9B 2P3
------------------------------ ------------------------- ------------------------ --------------------------------------
                                                                                  40 Saturn
        Lai Yin Cheung                 150,000                 2,500.50 USD       Dollard-Des-Ormeaux, Quebec, Canada
                                                                                  H9B 2P3
------------------------------ ------------------------- ------------------------ --------------------------------------
                                                                                  24 Ice House Street
  Capex Investments Limited          1,500,000                25,005.00 USD       Suite 8A, Shun Ho Tower, Central,
                                                                                  Hong Kong
------------------------------ ------------------------- ------------------------ --------------------------------------
                                                                                  Flat 3E, Block 4, Suite 10
                                                                                  Wham Poa Garden
Sun Rich International Limited         450,000                 7,501.50 USD       Hung Hom, Kowloon
                                                                                  Hong Kong

------------------------------ ------------------------- ------------------------ --------------------------------------
          TOAL PAID                                           50,010.50 USD
------------------------------ ------------------------- ------------------------ --------------------------------------


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